Exhibit 99.1

CONTACT:
Ian Halifax	Tyler Painter
Wind River	Wind River
Chief Financial Officer	Vice President, Treasury & Investor Relations
+1.510.749.2155	+1.510.749.2551
ian.halifax@windriver.com	tyler.painter@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports Fourth Quarter

and Fiscal Year 2007 Financial Results;

Company Concludes Stock Option Review

Fourth Quarter Financial Highlights:

•	Reported revenue increased 8% year-over-year to $76.1 million

•	Deferred revenue increased 29% year-over-year and 13% sequentially to $127.0 million

•	GAAP net income per share of $0.01 and non-GAAP earnings per share of $0.10

ALAMEDA, Calif., March 8, 2007— Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), announced today that fourth quarter 2007 net revenues were $76.1 million, compared with $70.2 million in the fourth quarter of 2006, an increase of 8%. Net income for the fourth quarter of 2007 was $546,000, compared with net income of $16.1 million in the fourth quarter a year ago. Net income per diluted share for the quarter was $0.01, compared to $0.18 in the fourth quarter a year ago. Non-GAAP net income was $8.8 million compared to the $9.7 million recorded in last year’s fourth quarter. Non-GAAP earnings per diluted share for the quarter was $0.10, compared with $0.11 in the fourth quarter a year ago.

For fiscal year 2007, net revenues were $285.3 million, compared with $266.3 million in fiscal year 2006, an increase of 7%. Net income per diluted share for fiscal year 2007 was $0.01, compared to $0.33 in fiscal year 2006. Non-GAAP net income was $26.8 million, 6% higher than the $25.3 million recorded in fiscal year 2006. Non-GAAP earnings per diluted share for fiscal year 2007 was $0.31, compared with $0.28 in fiscal year 2006. Net income for fiscal year 2007 was $921,000, compared with net income of $29.3 million in fiscal year 2006. The fiscal 2007 results reflect the impact of expensing stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

Deferred revenues as of January 31, 2007 were $127.0 million, compared with $98.3 million as of January 31, 2006, an increase of 29%. Cash and cash equivalents, short-term investments and long-term investments totaled $203.0 million as of January 31, 2007.

“We are gaining momentum in the marketplace, and are investing to accelerate this momentum,” said Ken Klein, Wind River Chairman, President and CEO. “Our continued transition to a more predictable subscription licensing model, our new product momentum, the dramatic improvements we have made to our sales force and distribution channels position us to improve the consistency of our results and accelerate growth. It is also important to note that significant non-operating challenges we faced in fiscal year 2007, primarily surrounding the extensive historical option review, are now behind us. We have reported quarterly income statements for the second and third quarters of fiscal year 2007 today and expect to complete the 10-Q filings for these quarters as soon as practicable.”

Financial Outlook

The following statements regarding Wind River’s outlook for the first quarter of fiscal year 2008, and other statements in this press release are forward-looking and actual results may differ materially. Please consult the legal notice regarding forward-looking statements at the end of this press release and Wind River’s reports filed with the Securities and Exchange Commission for a more comprehensive description of risks that may impact actual results. Wind River plans to discuss its business outlook, based on current expectations, on its earnings conference call. Wind River does not plan to provide any further financial guidance beyond the information provided in this earnings release and earnings conference call.

“For the first quarter of fiscal 2008, we expect revenues to be between $69-$71 million, deferred revenue to exceed $134 million, non-GAAP earnings per diluted share of $0.00-$0.01 and GAAP net loss per diluted share of $0.06-$0.07,” stated Ian Halifax, Wind River CFO and Senior Vice President Finance and Administration. “We will provide full fiscal year guidance at the end of the first fiscal quarter of fiscal 2008.”

Non-Cash Charges for Historical Stock Option Grants

In May 2006, the Audit Committee of the Board of Directors commenced a voluntary review of the company’s historical stock option granting practices and the related accounting. Subsequently, in September 2006, the Board of Directors appointed a Special Committee, comprised of a subset of the Audit Committee, which engaged independent legal counsel and accounting consultants to assist the Special Committee in its review. The review covered the timing and pricing of all stock option grants made under the company’s stock option plans since its initial public offering in 1993. Based on the results of its review, the Special Committee concluded that the company did not engage in intentional or fraudulent misconduct in the granting of stock options. However, due to unintentional errors, the accounting measurement dates for certain historical stock option grants differed from the actual grant dates.

As a result of revising the accounting measurement dates for these stock option grants, the company identified errors totaling approximately $6.8 million, net of tax benefits of $1.2 million, related to stock-based compensation expenses incurred primarily in fiscal year 1995 through fiscal year 2004. While these errors were not material to any previously filed financial statements, the company concluded that correcting the aggregate error of approximately $6.8 million would be material to its consolidated statement of operations for the six months ended July 31, 2006. Accordingly, prior period financial statements will be adjusted in the Form 10-Q for the quarter ended July 31, 2006, when filed, and in subsequent filings. Additional paid-in-capital and retained earnings will be adjusted as of January 31, 2006 as follows:

	January 31, 2006
	As Reported	Adjusted
Additional paid-in-capital	$791,709	$798,501
Accumulated deficit	$(447,205)	$(453,997)

The company’s independent registered public accounting firm has not completed its review of the findings of the Special Committee. The company’s financial results for the second, third and fourth quarters of fiscal year 2007 are not audited and may change as a result of the finalization of the review. The historical stock option practices under review and related matters could also lead to potential claims and proceedings relating to such matters, including litigation or action by the Securities and Exchange Commission and/or other regulatory agencies.

Use of Non-GAAP Financial Information

All references to earnings per share are calculated on a fully-diluted basis. Wind River provides non-GAAP net income, net income per share and other non-GAAP numbers as an alternative for understanding the company’s operating results. Non-GAAP data are not in accordance with, or a substitute for, GAAP and may be materially different from non-GAAP measures used by other companies. The non-GAAP earnings per share forecast for the three-month period ending April 30, 2007 was computed by adjusting GAAP net loss per share to exclude stock-based compensation, amortization of restricted stock compensation, amortization of purchased and other intangibles, costs incurred for historical stock option review and the tax effects of these non-GAAP adjustments. Wind River provides a reconciliation of its GAAP and non-GAAP net income and net income per share for the three-month periods ended July 31, 2006 and 2005, October 31, 2006 and 2005, January 31, 2007 and 2006, and for the twelve-month periods ended January 31, 2007 and 2006 within this release. Wind River’s management refers to these non-GAAP measures in making operating decisions because they believe they provide meaningful information regarding Wind River’s operational performance. For example, the non-GAAP results are an indication of Wind River’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s business operational results. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Wind River’s historical operating results and comparisons to competitors’ operating results. Wind River includes these non-GAAP financial measures in its earnings announcement because the company believes they are useful to investors in allowing for greater transparency to the supplemental information used by management in its financial and operational decision-making.

Wind River has not completed its 10-Q or 10-K review process for the quarters ended July 31, 2006, October 31, 2006 or January 31, 2007 and accordingly, the operating results for these quarters may be adjusted upon completion of its review. Actual operating results for this period could be different based on factors such as settlement of accruals and certain other adjustments.

Conference Call

The company will host a conference call at 2:00 p.m. Pacific Time on March 8, 2007 to discuss these results. You may listen to the conference call by calling +1.800.399.5927 in the U.S. and +1.706.643.3427 internationally. You may also listen in live via our webcast at

http://ir.windriver.com/phoenix.zhtml?c=91814&p=irol-EventDetails&EventId=1210173.

A telephone replay of the conference call will be available after 5:00 p.m. Pacific Time on March 8, 2007 until 11:59 p.m. Pacific Time on March 15, 2007. You may listen to the replay of the conference call by calling +1.800.642.1687 in the U.S. and +1.706.645.9291 internationally and enter the conference i.d. 9324823. The audio webcast will be archived on the Investor Relations section of Wind River’s website located at

http://ir.windriver.com/phoenix.zhtml?c=91814&p=irol-irhome.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). The company’s solutions enable customers to develop and run device software better, faster, at a lower cost and more reliably. Wind River’s Workbench, General Purpose Platform and Market-Specific Platforms reduce effort, cost and risk, and optimize quality and reliability at all phases of the device software development process from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at http://www.windriver.com.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to expected revenue and deferred revenue and GAAP and non-GAAP earnings per share for the first quarter ending April 30, 2007, the extent and the amount of the adjustments relating to certain of our historical stock option grants, the expected completion of the stock option review and related activities of our independent registered public accounting firm, and the expected timing of our quarterly and annual filings with the Securities and Exchange Commission, as well as general statements about our business and its direction. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. Factors that could cause or contribute to such differences include but are not limited to accounting changes required by our independent registered accounting firm following completion of their review, delays in their review, other unexpected accounting adjustments,, the potential release of all or a portion of Wind River’s valuation allowance associated with its deferred tax assets, the success of Wind River’s implementation of its new and current products, business models and market strategies, the ability to address rapidly changing technology and markets and to deliver our products on a timely basis, the ability of our customers to sell products that include the company’s software, the impact of competitive products and pricing, weakness in the economy generally or in the technology sector specifically, the success of the company’s strategic relationships, the impact of other costs and risk factors detailed in Wind River’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, its Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

WIND RIVER SYSTEMS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31, 2007			Three Months Ended January 31, 2006
	Reported	Non-GAAP Items (1)	Non-GAAP	Reported	Non-GAAP Items (1)	Non-GAAP
Revenues, net:
Product	$29,152	$—	$29,152	$32,664	$—	$32,664
Subscription	27,818	—	27,818	21,178	—	21,178
Service	19,097	—	19,097	16,368	—	16,368

Total revenues, net	76,067	—	76,067	70,210	—	70,210

Cost of revenues:
Product	559	(13)	546	927	(1)	926
Subscription	4,615	(311)	4,304	2,728	—	2,728
Service	11,523	(210)	11,313	10,815	(11)	10,804
Amortization of purchased intangibles	325	(325)	—	130	(130)	—

Total cost of revenues	17,022	(859)	16,163	14,600	(142)	14,458

Gross profit	59,045	859	59,904	55,610	142	55,752

Operating expenses:
Selling and marketing	28,772	(1,638)	27,134	23,713	(73)	23,640
Product development and engineering	18,870	(1,413)	17,457	15,688	(41)	15,647
General and administrative (2)	12,976	(5,572)	7,404	5,952	(118)	5,834
Amortization of other intangibles	86	(86)	—	23	(23)	—

Total operating expenses	60,704	(8,709)	51,995	45,376	(255)	45,121

Income (loss) from operations	(1,659)	9,568	7,909	10,234	397	10,631
Other income, net	1,776	—	1,776	647	—	647

Income before income taxes	117	9,568	9,685	10,881	397	11,278
Provision for (benefit from) income taxes	(429)	1,336	907	(5,210)	6,830	1,620

Net income	$546	$8,232	$8,778	$16,091	$(6,433)	$9,658

Net income per share:
Basic	$0.01		$0.10	$0.19		$0.11

Diluted	$0.01		$0.10	$0.18		$0.11

Shares used in per share calculation:
Basic	85,191		85,191	85,023		85,023
Diluted	86,538		86,676	89,918		89,918
(1) Non-GAAP adjustments consist of:

Stock-based compensation		$5,001			$—
Amortization of restricted stock compensation		605			—
Amortization of purchased and other intangibles		411			153
Costs incurred for historical stock option review		3,140			—
Restructuring charges		—			84
Executive severance costs		411			—
Employer payroll taxes on stock option exercises		—			160
Release of tax valuation allowance		—			(6,830)
Income tax related to non-GAAP adjustments		(1,336)			—

Total non-GAAP adjustments		$8,232			$(6,433)

(2)	Includes restructuring and other charges of $84,000 for the three months ended January 31, 2006.

WIND RIVER SYSTEMS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Twelve Months Ended January 31, 2007			Twelve Months Ended January 31, 2006
	Reported	Non-GAAP Items (1)	Non-GAAP	Reported	Non-GAAP Items (1)	Non-GAAP
Revenues, net:
Product	$115,105	$—	$115,105	$126,971	$—	$126,971
Subscription	99,360	—	99,360	73,976	—	73,976
Service	70,833	—	70,833	65,376	—	65,376

Total revenues, net	285,298	—	285,298	266,323	—	266,323

Cost of revenues:
Product	2,812	(70)	2,742	4,656	(10)	4,646
Subscription	16,510	(1,280)	15,230	13,721	(12)	13,709
Service	44,384	(928)	43,456	38,495	(88)	38,407
Amortization of purchased intangibles	1,154	(1,154)	—	525	(525)	—

Total cost of revenues	64,860	(3,432)	61,428	57,397	(635)	56,762

Gross profit	220,438	3,432	223,870	208,926	635	209,561

Operating expenses:
Selling and marketing	112,188	(5,827)	106,361	95,301	(228)	95,073
Product development and engineering	73,334	(5,337)	67,997	65,550	(197)	65,353
General and administrative (2)	39,663	(13,747)	25,916	24,097	(1,644)	22,453
Amortization of other intangibles	298	(298)	—	93	(93)	—

Total operating expenses	225,483	(25,209)	200,274	185,041	(2,162)	182,879

Income (loss) from operations	(5,045)	28,641	23,596	23,885	2,797	26,682
Other income, net	6,230	—	6,230	2,178	45	2,223

Income before income taxes	1,185	28,641	29,826	26,063	2,842	28,905
Provision for (benefit from) income taxes	264	2,789	3,053	(3,232)	6,830	3,598

Net income	$921	$25,852	$26,773	$29,295	$(3,988)	$25,307

Net income per share:
Basic	$0.01		$0.31	$0.35		$0.30

Diluted	$0.01		$0.31	$0.33		$0.28

Shares used in per share calculation:
Basic	85,409		85,409	84,594		84,594
Diluted	86,713		86,946	89,939		89,939
(1) Non-GAAP adjustments consist of:

Stock-based compensation		$20,074			$—
Amortization of restricted stock compensation		2,091			—
Amortization of purchased and other intangibles		1,452			618
Costs incurred for historical stock option review		4,600			—
Restructuring charges (reversals)		(98)			1,584
Executive severance costs		411			—
Employer payroll taxes on stock option exercises		111			595
Gain on investments		—			(355)
Realized loss on repurchase of bonds		—			400
Release of tax valuation allowance		—			(6,830)
Income tax related to non-GAAP adjustments		(2,789)			—

Total non-GAAP adjustments		$25,852			$(3,988)

(2)	Includes restructuring and other charges of $1.6 million for the twelve months ended January 31, 2006.

WIND RIVER SYSTEMS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31, 2006			Three Months Ended July 31, 2005
	Reported	Non-GAAP Items (1)	Non-GAAP	Reported	Non-GAAP Items (1)	Non-GAAP
Revenues, net:
Product	$32,101	$—	$32,101	$32,818	$—	$32,818
Subscription	24,184	—	24,184	17,982	—	17,982
Service	17,425	—	17,425	15,945	—	15,945

Total revenues, net	73,710	—	73,710	66,745	—	66,745

Cost of revenues:
Product	713	(28)	685	1,609	(3)	1,606
Subscription	3,825	(328)	3,497	2,922	—	2,922
Service	11,422	(268)	11,154	9,675	(46)	9,629
Amortization of purchased intangibles	379	(379)	—	131	(131)	—

Total cost of revenues	16,339	(1,003)	15,336	14,337	(180)	14,157

Gross profit	57,371	1,003	58,374	52,408	180	52,588

Operating expenses:
Selling and marketing	28,399	(1,387)	27,012	23,973	(64)	23,909
Product development and engineering	18,319	(1,397)	16,922	16,895	(72)	16,823
General and administrative (2)	8,434	(2,501)	5,933	5,685	(252)	5,433
Amortization of other intangibles	33	(33)	—	24	(24)	—

Total operating expenses	55,185	(5,318)	49,867	46,577	(412)	46,165

Income from operations	2,186	6,321	8,507	5,831	592	6,423
Other income, net	1,508	—	1,508	359	88	447

Income before income taxes	3,694	6,321	10,015	6,190	680	6,870
Provision for income taxes	566	281	847	521	—	521

Net income	$3,128	$6,040	$9,168	$5,669	$680	$6,349

Net income per share:
Basic	$0.04		$0.11	$0.07		$0.08

Diluted	$0.04		$0.11	$0.06		$0.07

Shares used in per share calculation:
Basic	85,548		85,548	84,426		84,426
Diluted	86,503		86,774	90,119		90,119
(1) Non-GAAP adjustments consist of:
Stock-based compensation		$5,065			$—
Amortization of restricted stock compensation		605			—
Amortization of purchased and other intangibles		412			155
Costs incurred for historical stock option review		223			—
Restructuring charges		—			237
Employer payroll taxes on stock option exercises		16			200
Realized loss on repurchase of bonds		—			88
Income tax related to non-GAAP adjustments		(281)			—

Total non-GAAP adjustments		$6,040			$680

(2)	Includes restructuring and other charges of $237,000 for the three months ended July 31, 2005.

WIND RIVER SYSTEMS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31, 2006			Three Months Ended October 31, 2005
	Reported	Non-GAAP Items (1)	Non-GAAP	Reported	Non-GAAP Items (1)	Non-GAAP
Revenues, net:
Product	$27,009	$—	$27,009	$31,445	$—	$31,445
Subscription	25,698	—	25,698	18,450	—	18,450
Service	17,838	—	17,838	17,712	—	17,712

Total revenues, net	70,545	—	70,545	67,607	—	67,607

Cost of revenues:
Product	761	(12)	749	1,957	(1)	1,956
Subscription	4,068	(296)	3,772	2,939	—	2,939
Service	10,850	(224)	10,626	10,119	(7)	10,112
Amortization of purchased intangibles	317	(317)	—	133	(133)	—

Total cost of revenues	15,996	(849)	15,147	15,148	(141)	15,007

Gross profit	54,549	849	55,398	52,459	141	52,600

Operating expenses:
Selling and marketing	27,398	(1,332)	26,066	23,418	(9)	23,409
Product development and engineering	18,596	(1,389)	17,207	16,193	(8)	16,185
General and administrative (2)	10,140	(3,516)	6,624	6,691	(1,080)	5,611
Amortization of other intangibles	84	(84)	—	23	(23)	—

Total operating expenses	56,218	(6,321)	49,897	46,325	(1,120)	45,205

Income (loss) from operations	(1,669)	7,170	5,501	6,134	1,261	7,395
Other income, net	1,695	—	1,695	668	(45)	623

Income before income taxes	26	7,170	7,196	6,802	1,216	8,018
Provision for income taxes	659	464	1,123	1,071	—	1,071

Net income (loss)	$(633)	$6,706	$6,073	$5,731	$1,216	$6,947

Net income (loss) per share:
Basic	$(0.01)		$0.07	$0.07		$0.08

Diluted	$(0.01)		$0.07	$0.06		$0.08

Shares used in per share calculation:
Basic	85,138		85,138	85,016		85,016
Diluted	85,138		86,531	89,408		89,408
(1) Non-GAAP adjustments consist of:
Stock-based compensation		$4,916			$—
Amortization of restricted stock compensation		605			—
Amortization of purchased and other intangibles		401			156
Costs incurred for historical stock option review		1,237			—
Restructuring charges		—			1,078
Employer payroll taxes on stock option exercises		11			27
Gain on investments		—			(45)
Income tax related to non-GAAP adjustments		(464)			—

Total non-GAAP adjustments		$6,706			$1,216

(2)	Includes restructuring and other charges of $1.1 million for the three months ended October 31, 2005.

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31,
	2007	2006 (1)
ASSETS
Current assets:
Cash and cash equivalents	$71,316	$59,279
Short-term investments	38,959	44,013
Accounts receivable, net	74,763	65,803
Prepaid and other current assets	16,626	13,224

Total current assets	201,664	182,319

Investments	92,704	115,584
Property and equipment, net	74,997	78,514
Intangibles, net	112,075	93,723
Other assets	16,109	13,104

Total assets	$497,549	$483,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,858	$5,674
Accrued and other current liabilities	15,222	12,260
Accrued compensation	20,093	16,190
Income taxes payable	1,313	2,249
Deferred revenues	112,161	84,505
Convertible subordinated notes	—	42,151

Total current liabilities	155,647	163,029

Long-term deferred revenues	14,868	13,760
Other long-term liabilities	2,910	3,008

Total liabilities	173,425	179,797

Stockholders’ equity:
Common stock	88	88
Additional paid-in-capital	825,236	798,501
Treasury stock, at cost	(46,233)	(35,466)
Accumulated other comprehensive loss	(1,891)	(5,679)
Accumulated deficit	(453,076)	(453,997)

Total stockholders’ equity	324,124	303,447

Total liabilities and stockholders’ equity	$497,549	$483,244

(1)	Stockholders’ equity has been adjusted as of January 31, 2006 as a result of the company’s stock option review.